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                                                                    EXHIBIT 5.1


                   [MUSICK, PEELER & GARRETT LLP LETTERHEAD]



                               November 18, 1996


COHR Inc.
21540 Plummer Street
Chatsworth, California 91311


Ladies and Gentlemen:

        We are acting as counsel for COHR Inc., a Delaware corporation (the "Company") in connection with the issuance and sale of 1,500,000 shares of Common Stock by the Company (the "Company Shares"), which, together with 400,000 shares of Common Stock of the Company owned by Healthcare Association of Southern California and Hospital Council of San Diego and Imperial Counties (the "Primary Selling Stockholders' Shares"), and if the Over-Allotment Option is exercised, an additional 260,000 shares of Common Stock by the Company and 25,000 shares of Common Stock of the Company owned by certain officers and a director of the Company (the "Over-Allotment Selling Stockholders' Shares"), are being sold by means of that certain Registration Statement on FORM S-1 (Registration No. 333-14979) filed with the Securities and Exchange Commission on October 29, 1996.

        We have examined such documents, records and matters of law as necessary for purposes of this opinion, and based thereupon we are of the opinion that the Primary Selling Stockholders' Shares and the Over-Allotment Selling Stockholders' Shares were duly authorized, legally issued, fully paid and non-assessable, and that the Company Shares are duly authorized and, when issued and delivered to the Underwriters pursuant to the Underwriting Agreement against payment of the consideration therefor, as provided therein, will be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to


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                      [MUSICK, PEELER & GARRETT LLP LOGO]


COHR Inc.
November 18, 1996
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this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                        Respectfully submitted,


                                        /s/ MUSICK, PEELER & GARRETT LLP